Exhibit 10.1

EXECUTION COPY

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) has been entered into as of October 6, 2014,

BETWEEN:

POSTMEDIA NETWORK INC., a corporation incorporated under the laws of Canada

(the “Corporation”)

- and -

CANSO INVESTMENT COUNSEL LTD.

(the “Subscriber”)

WHEREAS:

A.

The Corporation is contemporaneously entering into the Purchase Agreement (as defined below) to acquire the issued and outstanding shares of Quebecor Media Printing Inc. from Quebecor Media Inc. (the “Acquisition”); and

B.

In order to fund a portion of the purchase price for the Acquisition, the Corporation proposes to create and issue to the Subscriber up to 140,000 Subscription Receipts (as defined below) convertible into Additional Notes (as defined below) and the Subscriber wishes to subscribe for such Subscription Receipts, on the terms and conditions set forth in this Subscription Agreement;

IN CONSIDERATION of the issuance of the Subscription Receipts (as defined below) and Additional Notes (as defined below) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Definitions

In this Subscription Agreement, unless something in the subject matter is inconsistent therewith:

“Action” means any action, claim, lawsuit, arbitration, order, direction, notice of non-compliance or proceeding of any nature by or before any Governmental Entity;

“Acquisition” has the meaning set forth in the recitals to this Subscription Agreement;

“Additional Notes” means the Notes issuable pursuant to the Subscription Receipts to be issued pursuant to the Second Supplemental Indenture on the Release Date in accordance with the terms of the Subscription Receipt Indenture, each Additional Note having a principal amount of $1,000;

“Closing Date” has the meaning set forth in Section 7;

“Closing Time” has the meaning set forth in Section 7;

“Consent Solicitation” shall have the meaning set forth in Section 10(n);

“Corporation” means Postmedia Network Inc., a corporation governed by the Canada Business Corporations Act;

“Equity Financing” means an equity financing, the proceeds of which are applied to the Acquisition and fees, costs and expenses associated therewith;

“Equity Financing Amount” means $186 million in gross proceeds minus the aggregate amount of proceeds realized from asset dispositions and applied to the Acquisition as permitted by the First Supplemental Indenture;

“First Supplemental Indenture” means the first supplemental indenture to the Trust Indenture containing the amendments to the Trust Indenture to permit the issuance of the Subscription Receipts, among other things, substantially in the form of Schedule D hereto;

“Governmental Entity” means any (i) multinational, federal, provincial, territorial, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

“Indemnified Party” has the meaning set forth in Section 13(c);

“Indemnifying Party” has the meaning set forth in Section 13(c);

“Laws” means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, instruments, policies, guidelines, and general principles of common law and equity, binding on or affecting the Person referred to in the context in which the word is used;

“material change” means a material change for the purposes of Securities Laws;

“material fact” means a material fact for the purposes of Securities Laws;

“Misrepresentations” means (a) a “misrepresentation” as defined in section 1(1) of the Securities Act or (b) as to any document, any untrue statement of a material fact or omission to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators;

“Notes” means the 8.25% Senior Secured Notes due 2017 issued pursuant to the Trust Indenture;

“Parent” means Postmedia Network Canada Corp. a corporation governed by the Canada Business Corporations Act;

“Person” means an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, trust, estate, custodian, trustee, executor, administrator, nominee or other entity or organization, including a Governmental Entity or political subdivision or an agency or instrumentality thereof;

“Public Documents” means (i) the annual information form for the Parent dated November 27, 2013; (ii) management’s discussion and analysis for the Parent for the year ended August 31, 2013; (iii) the audited consolidated financial statements of the Parent as at and for the year ended August 31, 2013, together with the auditors’ reports thereon; (iv) management’s discussion and analysis for the Parent for the three and nine months ended May 31, 2014; (v) the unaudited interim condensed consolidated financial statements for the three and nine months ended May 31, 2014; (vi) management proxy circular dated November 27, 2013 in connection with the Parent’s January 9, 2014 annual and special meeting; (vii) all material change reports filed by the Parent since August 31, 2013; and (viii) any other document which is or will be filed on the Parent’s profile on SEDAR on or after August 31, 2013;

“Purchase Agreement” means the purchase agreement to be entered into between Quebecor Media Inc. (as seller) and the Corporation or an affiliate of the Corporation (as purchaser) in connection with the Acquisition;

“Release Date” means the date on which the Corporation has delivered the notice to the Subscription Receipt Agent pursuant to and in accordance with the Subscription Receipt Indenture indicating that the release conditions set out therein have been satisfied;

“Relevant Notes” has the meaning set forth in Section 10(l);

“Second Supplemental Indenture” means the second supplemental indenture to the Trust Indenture to be entered into on or shortly after the Release Date between the Corporation, the guarantors and Computershare Trust Company of Canada with respect to the issuance of the Additional Notes on exchange of the Subscription Receipts pursuant to the Subscription Receipt Indenture and in substantially the form as set forth on Schedule C to the Subscription Receipt Indenture;

“Securities Act” means the Securities Act (Ontario), as amended;

“Securities Commissions” means, collectively, the securities commissions or similar securities regulatory authorities of all of the provinces and territories of Canada;

“Securities Laws” means all applicable securities laws in each of the provinces and territories of Canada and the respective regulations and rules under such laws together with applicable published policy statements of the Canadian Securities Administrators and the securities regulatory authorities in the provinces and territories of Canada, and the applicable rules and policies of the TSX, the U.S. Securities Act and the rules and regulations promulgated thereunder;

“SEDAR” means the System for Electronic Document Analysis and Retrieval (SEDAR) as further described within National Instrument 13-101 of the Canadian Securities Administrators;

“Subscriber” means Canso Investment Counsel Ltd.;

“Subscription Price” has the meaning set forth in Section 3;

“Subscription Receipt Agent” means Computershare Trust Company of Canada and its successors, as subscription receipt agent under the Subscription Receipt Indenture;

“Subscription Receipt Indenture” means the subscription receipt indenture to be entered into by the Corporation and the Subscription Receipt Agent concurrently herewith, providing for the issuance of Subscription Receipts, substantially in the form set forth on Schedule C;

“Subscription Receipts” means the subscription receipts to be created and issued pursuant to the Subscription Receipt Indenture and authorized for issue thereunder in accordance with the provisions thereof;

“Transaction Agreements” means collectively, this Subscription Agreement, the Subscription Receipt Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Purchase Agreement;

“Trust Indenture” means the Senior Secured Notes Indenture, dated as of August 16, 2012, among the Corporation, Postmedia Network Canada Corp., as guarantor and Computershare Trust Company of Canada, as trustee and collateral agent, which governs the Notes, as amended by the First Supplemental Indenture;

“TSX” means the Toronto Stock Exchange; and

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

2.	Interpretation

(a)

The division of this Subscription Agreement into articles, sections, paragraphs and clauses and the provision of headings are for the convenience of reference only and will not affect the construction or interpretation of this Subscription Agreement. The terms “this Subscription Agreement”, “hereof”, “hereunder” and similar expressions refer to this Subscription Agreement as a whole and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to articles, sections, paragraphs or clauses are to articles, sections, paragraphs or clauses of this Subscription Agreement. References to any contract, agreement or instrument (each, an “agreement”) shall refer to such agreement as amended, amended and restated, waived, supplemented or otherwise modified from time to time unless otherwise noted.

(b)

Words importing the singular number only will include the plural and vice versa, words importing the masculine gender will include the feminine and neuter genders and vice versa and the words importing persons will include individuals, partnerships, trusts, corporations, governments and governmental authorities and vice versa.

(c)	Unless otherwise specifically stated, all references to dollars and cents in this Subscription Agreement are to the lawful currency of Canada.

(d)

Any reference to a statute, act or law will include and will be deemed to be a reference to such statute, act or law and to the regulations, instruments and policies made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute, act or law that may be passed which has the effect of supplementing or superseding such statute, act or law so referred to.

3.	Subscription

The Subscriber hereby subscribes for and agrees to purchase, subject to the terms and conditions set forth herein, 139,303 Subscription Receipts at a purchase price of $1005.00 per Subscription Receipt, with each Subscription Receipt entitling the Subscriber to receive $1000.00 aggregate principal amount of Additional Notes pursuant to the terms of the Subscription Receipt Indenture, for aggregate consideration of $140,000,000.00 (the “Subscription Price”). The purchase shall occur on the Closing Date at the Closing Time without further consent or condition of the Subscriber, subject to the terms hereof.

4.	Conditions to Issuance of Subscription Receipts

(a)

Mutual Conditions. The respective obligations of each of the Corporation and the Subscriber to complete the issuance by the Corporation and purchase by the Subscriber of the Subscription Receipts on the Closing Date is subject to the following condition being satisfied in full:

(i)

Except for frivolous actions or proceedings by a Person other than a Governmental Entity, there are no Actions in progress, or to the knowledge of the Corporation or the Subscriber, pending or threatened, by any Person in any jurisdiction, to enjoin, restrict or prohibit the issuance of the Subscription Receipts.

(b)

Conditions in Favour of the Subscriber. The obligation of the Subscriber to complete the purchase of the Subscription Receipts on the Closing Date is subject to the following conditions being satisfied in full, which conditions are for the exclusive benefit of the Subscriber, any of which may be waived, in whole or in part, by the Subscriber, in its sole and absolute discretion:

(i)

The Corporation will have taken all requisite actions, including the passing of all requisite resolutions of the directors of the Corporation, and have made and/or obtained all necessary filings, approvals, orders, rulings and consents of all relevant securities regulatory authorities and other

Governmental Entities required in connection with the issuance and delivery of the Subscription Receipts and the purchase of Subscription Receipts by the Subscriber as contemplated by this Subscription Agreement and the Subscription Receipt Indenture.

(ii)

The Subscriber will have received, with respect to such matters as it may reasonably request, a legal opinion dated as of the Closing Date from Canadian counsel to the Corporation, acceptable in form and substance to the Subscriber’s counsel, acting reasonably, as to matters of Ontario law and the federal laws of Canada.

(iii)

The Corporation or one of its affiliates, as applicable, will have entered into each of the Transaction Agreements to be entered into on or prior to the Closing Date (excluding for clarity the Second Supplemental Indenture) in the form of each such document as provided to the Subscriber, which agreements will remain in full force and effect, unamended, as at the Closing Time (except for amendments, waivers and other modifications that are not materially adverse to the Subscriber or amendments that are made with the prior written consent of the Subscriber, in its sole and absolute discretion), and provided that, for greater certainty, the Corporation shall not require the consent of the Subscriber in connection with amendments, waivers and other modifications to the Purchase Agreement relating to:

(A)

any divestiture of assets, properties, or businesses, or behavioural commitments relating to any businesses, that are agreed to between the Corporation and the Commissioner of Competition in order to obtain Competition Act Approval (as defined in the Purchase Agreement);

(B)	any other amendment or modification which is required as a result of an order by the Competition Tribunal or any other regulatory body; and

(C)	any extension of the Outside Date (as defined in the Purchase Agreement).

(iv)

The Subscriber will have received at the Closing Time a certificate or certificates dated the Closing Date and signed on behalf of the Corporation by the Chief Executive Officer and the Chief Financial Officer of the Corporation or such other officers of the Corporation acceptable to the Subscriber, acting reasonably, in form and content satisfactory to the Subscriber, acting reasonably, addressed to the Subscriber certifying for and on behalf of the Corporation after having made due enquiry, with respect to the following matters:

(A)	its constating documents;

(B)

the resolutions of its board of directors relevant to the approval of the issue and sale of the Subscription Receipts and the Additional Notes and the authorization of this Subscription Agreement and the other Transaction Agreements and transactions contemplated herein and therein; and

(C)	the incumbency and signatures of its authorized signing officers.

(v)

The Subscriber will have received at the Closing Time a certificate or certificates dated the Closing Date and signed on behalf of the Corporation by the Chief Executive Officer and the Chief Financial Officer of the Corporation or such other officers of the Corporation acceptable to the Subscriber, acting reasonably, in form and content satisfactory to the Subscriber, acting reasonably, addressed to the Subscriber certifying for and on behalf of the Corporation after having made due enquiry that:

(A)

no order, ruling or determination, or change in Law, having the effect of preventing, restricting, suspending the sale or distribution of the Subscription Receipts or the Additional Notes or suspending or ceasing the trading of any securities of the Corporation has been issued by any Governmental Entity and is continuing in effect and no inquiry (whether formal or informal) or other proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Securities Laws or by any Governmental Entity;

(B)

the Corporation has duly performed or complied, in all material respects, with all terms, conditions and covenants of this Subscription Agreement on its part to be complied with or to be satisfied by it up to the Closing Date; and

(C)

the representations and warranties of the Corporation contained in this Subscription Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date, except for such representations and warranties which are stated to be qualified as to materiality, in which case such representations and warranties will be true and correct in all respects as of the Closing Date;

and all such matters will in fact be true and correct as at the Closing Date.

(c)

Condition in Favour of the Corporation. The obligation of the Corporation to issue the Subscription Receipts to the Subscriber is subject to the following condition being satisfied in full which condition is for the exclusive benefit of the Corporation, and which may be waived, in whole or in part, by the Corporation, in its sole and absolute discretion:

(i)	The required consents under the Trust Indenture to effect the First Supplemental Indenture shall have been obtained in the Consent Solicitation.

(ii)

The Corporation will have received at the Closing Time a certificate or certificates dated the Closing Date and signed on behalf of the Subscriber by such officers of the Subscriber acceptable to the Corporation, acting reasonably, addressed to the Corporation certifying for and on behalf of the Subscriber after having made due enquiry that:

(A)	the Subscriber has duly complied, in all material respects, with the terms, conditions and covenants of this Subscription Agreement on its part to be complied with up to the Closing Date; and

(B)

the representations and warranties of the Subscriber contained in this Subscription Agreement are true and correct in all material respects as of the Closing Date (except for such representations and warranties expressly stated to relate to an earlier date, in which case, as of such earlier date) with the same force and effect as if made at and as of the Closing Date except for such representations and warranties which are stated to be qualified as to materiality, in which case such representations and warranties will be true and correct in all respects as of the Closing Date;

(C)	and all such matters will in fact be true and correct as at the Closing Time.

(d)

Each of the Corporation and the Subscriber agrees that it will use commercially reasonable efforts to cause the conditions set forth in this Section 4 to be satisfied to the extent that such conditions relate to acts to be performed or caused to be performed by such party.

5.	Conditions to Issuance of Additional Notes

(a)

Mutual Conditions. The respective obligations of each of the Corporation and the Subscriber to complete the exchange of Subscription Receipts for Additional Notes is subject to the following condition being satisfied in full: except for frivolous actions or proceedings by a Person other than a Governmental Entity, no Actions shall be pending or threatened by any Person in any jurisdiction, to enjoin, restrict or prohibit the issuance of the Additional Notes.

(b)

Conditions in Favour of the Subscriber. The obligation of the Subscriber to complete the exchange of Subscription Receipts for Additional Notes is subject to the following conditions being satisfied in full, which conditions are for the exclusive benefit of the Subscriber, any of which may be waived, in whole or in part, by the Subscriber, in its sole and absolute discretion:

(i)

The Corporation will have taken all requisite actions, including the passing of all requisite resolutions of the directors of the Corporation, and have made and/or obtained all necessary filings, approvals, orders, rulings and consents of all relevant securities regulatory authorities and other Governmental Entities required in connection with the issuance of the Additional Notes and the purchase of Additional Notes by the Subscriber as contemplated by this Subscription Agreement and the Subscription Receipt Indenture.

(ii)

The Subscriber will have received, with respect to such matters as it may reasonably request, a legal opinion dated as of the Closing Date from Canadian counsel to the Corporation, acceptable in form and substance to the Subscriber’s counsel, acting reasonably, as to matters of Ontario and federal law.

(iii)

The Corporation or one of its affiliates, as applicable, will have entered into the Second Supplemental Indenture in the form of such document as provided to the Subscriber, which agreement will remain in full force and effect, unamended, as at the Release Date (except for amendments made with the prior written consent of the Subscriber, in its sole and absolute discretion).

(iv)

The Equity Financing will have been completed and the Equity Financing Amount will have been, or will concurrently with the exchange of Subscription Receipts for Additional Notes be, released to Parent to be used to fund a portion of the purchase price for the Acquisition and fees, costs and expenses associated therewtih.

(c)

Each of the Corporation and the Subscriber agrees that it will use commercially reasonable efforts to cause the conditions set forth in this Section 5 to be satisfied to the extent that such conditions relate to acts to be performed or caused to be performed by such party.

6.	Deliveries

(a)

Concurrently with the delivery of this Subscription Agreement, the Subscriber has delivered to the Corporation a duly completed and signed Accredited Investor Certificate in the form attached hereto as Schedule A.

(b)

At or before the Closing Time (as defined below), the Subscriber shall deliver to the Subscription Receipt Agent through the facilities of CDS, a wire transfer (pursuant to the wire instructions attached hereto as Schedule B) in same day freely transferable Canadian funds at par in Toronto, Ontario, representing the Subscription Price.

(c)

At the Closing Time, the Corporation shall issue the Subscription Receipts in the form of a Global Subscription Receipt Certificate, which will be registered in the name of and deposited with CDS or its nominee.

7.	Closing

The closing for the purchase of Subscription Receipts contemplated herein will be completed at the offices of Goodmans LLP at Bay Adelaide Centre, 333 Bay Street, Suite 3400, Toronto, Ontario or at such other mutually acceptable place at 10:00 a.m. (Toronto time) (the “Closing Time”) on the date that all conditions precedent in Section 4 hereof have been satisfied or waived, or such earlier or later date or time as the Corporation and the Subscriber may agree in writing (the “Closing Date”).

8.	Covenants

(a)	Subject to and in accordance with the terms hereof, the Corporation undertakes and agrees with and in favour of the Subscriber that:

(b)

Consents and Approvals. It will use its commercially reasonable efforts to obtain all necessary consents, approvals or exemptions for the creation, offering and issuance of the Subscription Receipts and the Additional Notes and the entering into and performance by it of this Subscription Agreement and the transactions contemplated herein and in the other Transaction Agreements.

(c)

Cease Trade Order or Other Investigation. From the date hereof through the earlier of (i) the Release Date, and (ii) the termination of this Subscription Agreement, it will immediately notify the Subscriber in writing of any written demand, request or inquiry (formal or informal) by any Securities Commission, the TSX or other Governmental Entity that concerns any matter relating to the affairs of the Corporation that may affect the transactions contemplated herein and in the other Transaction Agreements, or any other matter contemplated by this Subscription Agreement, or that relates to the issuance, or threatened issuance, by any such authority of any cease trading or similar order or ruling relating to any securities of the Corporation. Any notice delivered to the Subscriber pursuant to this Section 8(c) will contain reasonable details of the notice, demand, request, inquiry, correspondence, order or ruling in question. The Corporation will use all reasonable efforts to prevent the issuance of any orders contemplated in this Section 8(c) and, if issued, to obtain their prompt withdrawal.

(d)

Securities Laws. It will take all action as may be necessary and appropriate so that the transactions contemplated in this Subscription Agreement and in the other Transaction Agreements will be effected in accordance with applicable Securities Laws.

(e)

Corporate Existence. In the event of a merger, consolidation or sale of all or substantially all of its assets, the Corporation will ensure that the surviving successor entity in such transaction assumes its obligations hereunder.

(f)

Use of Proceeds. The net proceeds received by the Corporation in connection with the sale and issuance by the Corporation of Additional Notes to the Subscriber pursuant to the Subscription Receipts will be used by the Corporation to fund a portion of the purchase price for the Acquisition and related costs and expenses pursuant to the Purchase Agreement and for no other purpose, unless otherwise agreed in writing by the Subscriber.

(g)	[REDACTED][Commercially sensitive.]

(h)

Form 45-106F1. The Corporation shall execute and file with the relevant Securities Commissions a Form 45-106F1 in respect of the issuance of the Subscription Receipts in the time required by applicable Securities Laws;

9.	Subscriber Acknowledgments

The Subscriber hereby acknowledges that:

(a)	the Subscription Receipts and the Notes have not been and will not be qualified for distribution by a prospectus with a securities commission in any jurisdiction;

(b)	the Corporation is not a reporting issuer in any jurisdiction in Canada;

(c)	the Subscription Receipts and the Notes have not been and will not be registered under the U.S. Securities Act, or the securities laws of any state of the United States of America;

(d)

the Corporation has advised the Subscriber that no federal, provincial or state agency, governmental authority, regulatory body, stock exchange or other entity in Canada, the United States or elsewhere has either reviewed this Subscription Agreement, or any other documents which the Corporation has provided or made available to the Subscriber, or made any finding or determination as to the merits of this investment, and no such agencies, governmental authorities, regulatory bodies, stock exchanges or other entities have made any recommendation or endorsement with respect to the Subscription Receipts or the Notes;

(e)

the Subscription Receipts and the Additional Notes may be subject to resale restrictions under applicable securities legislation and the Subscriber covenants to comply with all relevant securities legislation concerning any resale of the Subscription Receipts or the Notes;

(f)	certificates for the Subscription Receipts will bear a legend respecting restrictions on transfer as required under applicable Securities Laws.

(g)	no “offering memorandum” within the meaning of the Securities Act (Ontario) has been prepared or delivered to the Subscriber in connection with the purchase of the Subscription Receipts hereunder;

(h)

there is no market for the Subscription Receipts or the Notes and no assurance that a market will develop, and that realization of the objectives of the Corporation is subject to significant economic and business risks. The Subscriber understands that investment in the Subscription Receipts and the Notes involves a high degree of risk and is suitable only for persons of substantial financial resources who have no need for liquidity in their investment. The Subscriber is able to bear a total loss of its investment;

(i)

if required by applicable Securities Laws, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue and/or sale of the Subscription Receipts or the Additional Notes as may be required by any securities commission or other regulatory authority;

(j)

the Subscriber is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement. The Subscriber acknowledges that it is not relying on legal or tax advice provided by the Corporation;

(k)	the Subscriber acknowledges that the Corporation’s counsel is acting as counsel to the Corporation and not as counsel to the Subscriber; and

(l)

if the Subscriber is resident in, or otherwise subject to the securities laws of the Province of Ontario, the information provided by the Subscriber on the signature page of this Subscription Agreement identifying the name, address and telephone number of the Subscriber, the number of Subscription Receipts being purchased hereunder and the total purchase price as well as the Closing Date and the exemption that the Subscriber is relying on in purchasing such securities will be disclosed to the Ontario Securities Commission, and such information is being indirectly collected by the Ontario Securities Commission under the authority granted to it under securities legislation. This information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario. The Subscriber hereby authorizes the indirect collection of such information to the Ontario Securities Commission. In the event the Subscriber has any questions with respect to the indirect collection of such information by the Ontario Securities Commission, the Subscriber should contact the Ontario Securities Commission, Administrative Assistant to the Director of Corporate Finance at (416) 593-8086 or in person or writing at Suite 1900, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8.

10.	Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby represents, warrants and covenants to the Corporation (and acknowledges that the Corporation is relying thereon) that:

(a)

the Subscriber is purchasing, or is deemed by Section 2.3(4) of NI 45-106 to be purchasing the Subscription Receipts as principal, and the Subscriber hereby confirms the truth and accuracy of all statements made by the Subscriber in such Accredited Investor Certificate;

(b)	the Subscriber is resident in the Province of Ontario;

(c)

the Subscriber is purchasing the Subscription Receipts for investment purposes only and not with a view to any resale or distribution of all or any of the Subscription Receipts in violation of applicable Securities Laws, and not in a transaction or series of transactions involving a purchase and sale or a repurchase and resale in the course of or incidental to a distribution;

(d)

the Subscriber is not a U.S. Person (within the meaning set forth in Rule 902(k) of Regulation S under the U.S. Securities Act) nor subscribing for the Subscription Receipts for the account of a U.S. Person or for resale in the United States and the Subscriber confirms that the Subscription Receipts have not been offered to the Subscriber in the United States and that this Subscription Agreement has not been signed by the Subscriber in the United States;

(e)

the subscription for the Subscription Receipts has not been made through or as a result of, and the distribution of the Subscription Receipts and the Additional Notes is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation;

(f)

the Subscriber has not been created and is not being used primarily to permit the purchase of securities without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation;

(g)

the Subscriber understands that it may not sell, hypothecate, transfer, assign or otherwise dispose of the Subscription Receipts or the Additional Notes, any part thereof, or any interest therein, unless and until the Subscriber has determined that the intended disposition does not violate the laws of any jurisdiction;

(h)	the Subscriber has done its own due diligence, and obtained such independent business, legal and tax advice as it considers necessary with respect to:

(i)	the purchase of Subscription Receipts and the Notes; and

(ii)	the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder,

(iii)	and confirms that, except as set forth herein, no representation has been made to it by or on behalf of the Corporation with respect thereto;

(i)

the Subscriber has been duly organized under the laws of its jurisdiction of incorporation and is validly existing and all approvals necessary for the Subscriber to execute and deliver this Subscription Agreement and to perform its obligations hereunder have been obtained;

(j)

this Subscription Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber, enforceable against it in accordance with its terms, subject only to (i) any limitation under applicable laws relating to bankruptcy, insolvency, arrangements or other laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;

(k)	this Subscription Agreement will not violate or conflict with the terms of any restriction, agreement or undertaking respecting purchases of securities by the Subscriber;

(l)

as of the date hereof, the Subscriber is the sole beneficial owner (or contractually holds the sole power and discretion with respect to the rights of the sole beneficial owner) of existing Notes issued under the Trust Indenture in an aggregate principal amount of not less than $120,000,000 (the “Relevant Notes”), and has the right and power to comply with the covenant contained in (n);

(m)

no person has any agreement or option, or any right or privilege (whether by law or contract) for the purchase, acquisition or transfer of the Relevant Notes, and the Relevant Notes are not subject to any liens, encumbrances, obligations or other restrictions that could adversely affect its ability to perform the covenant in (n);

(n)

in a consent solicitation initiated by the Corporation after the date hereof in order to obtain the required consents under the Trust Indenture to implement the First Supplemental Indenture (the “Consent Solicitation”), the Subscriber covenants and agrees to (a) deliver a conforming consent and direction (or directions) to the tabulation agent for the Consent Solicitation with respect to the Relevant Notes, (B) require the nominal record holder(s) of the Relevant Notes to deliver a conforming consent and direction to the tabulation agent for the Consent Solicitation or (C) take any other action that may be required, in each case with respect to the Relevant Notes, in order to approve the First Supplemental Indenture and allow the trustee under the Trust Indenture to execute and deliver the First Supplemental Indenture.

11.	Representations, Warranties and Covenants of the Corporation

The Corporation hereby represents and warrants to the Subscriber as of the date hereof, as of the Closing Date (and acknowledges that the Subscriber is relying thereon) that:

(a)

Each of the Corporation, the Parent and its subsidiaries have been duly incorporated and organized under the laws of its jurisdiction of incorporation and is validly existing and in good standing and has all requisite corporate power to carry on its business as now conducted and as presently proposed to be conducted and to own or lease its property and assets.

(b)

Each of the Corporation and Parent is conducting its business in compliance in all material respects with all applicable Laws of each jurisdiction in which its business is carried on and holds all licences, permits, approvals, consents, certificates, registrations and authorizations, whether governmental, regulatory or otherwise, to enable its business to be carried on, in all material respects, as presently conducted and its properties and assets to be owned, leased and operated.

(c)

This Subscription Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms, subject only to (i) any limitation under applicable laws relating to bankruptcy, insolvency, arrangements or other laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)

The Corporation has all requisite power and authority (i) to enter into and carry out the provisions of the Subscription Receipt Indenture, the First Supplemental Indenture and the Second Supplemental Indenture; (ii) to create, issue and deliver the Subscription Receipts in accordance with the provisions of this Subscription Agreement, the First Supplemental Indenture and the Subscription Receipt Indenture; and (iii) to create, issue and deliver the Additional Notes in accordance with the provisions of this Subscription Agreement and the Second Supplemental Indenture.

(e)

The execution, delivery and performance by each of the Corporation and the Parent of those Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the Corporation’s and the Parent’s part, as applicable, and do not and will not result in a breach by the Corporation or the Parent of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach by the Corporation or the Parent of and do not and will not conflict with or constitute a default under:

(i)

the constating documents or by-laws of the Corporation or the Parent, any of the terms, conditions or provisions of the resolutions of the board of directors (or any committee thereof) or shareholders of the Corporation or the Parent or any of the terms, conditions or provisions of any material contract, material indenture, mortgage, note, joint venture or partnership arrangement, agreement (written or oral), instrument or lease to which the Corporation or the Parent is party or by which the Corporation or the Parent is bound; or

(ii)

any Law or any judgment or decree of any other governmental body, agency or court having jurisdiction over the Corporation or the Parent or any material license or permit required to enable the Corporation or the Parent to own its assets or carry on its business.

(f)

When executed and delivered, the Subscription Receipt Indenture, the First Supplemental Indenture and the Second Supplemental Indenture will constitute legal, valid and binding obligations of the Corporation, enforceable against it in accordance with their terms, subject only to (i) any limitation under applicable laws relating to bankruptcy, insolvency, arrangements or other laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(g)

Parent is a reporting issuer (or equivalent where applicable) in good standing in all of the provinces of Canada other than Quebec. Parent is in compliance in all material respects with all continuous and timely disclosure obligations under applicable Securities Laws.

(h)

The issuance of the Subscription Receipts by the Corporation to the Subscriber in accordance with the terms of this Subscription Agreement, the Trust Indenture and the Subscription Receipt Indenture has been authorized by all necessary action of the Corporation, and upon payment of the Subscription Price, the Subscription Receipts will be validly issued and outstanding.

(i)

The issuance of the Additional Notes by the Corporation to the Subscriber in accordance with the terms of this Subscription Agreement, the Subscription Receipt Indenture and the Second Supplemental Indenture has been authorized by all necessary action of the Corporation, and upon payment therefor in accordance with the terms of the Subscription Receipt Indenture, the Additional Notes will be validly issued and outstanding.

(j)

There is no action, suit, proceeding or investigation pending or, to the knowledge of the officers of the Corporation, threatened, against or affecting the Corporation, the Parent or any of its subsidiaries or any of the properties or assets of the Corporation, the Parent or of any of its subsidiaries or before any Governmental Entity, which is, or would reasonably be expected to be, material and adverse to the Parent and its subsidiaries (including the Corporation), on a consolidated basis, or does, or would reasonably be expected to, materially and adversely affect the consummation of the transactions contemplated by the Transaction Agreements.

(k)

No consent, approval, order or authorization of, or declaration with any Governmental Entity or any third party is required by or with respect to the Corporation or any of its affiliates in connection with the execution and delivery of the Transaction Agreements or the consummation of the transactions by the Corporation and its affiliates contemplated hereby and thereby, other than, in the case of this Subscription Agreement, the consents, approvals, or authorizations that may be required by applicable Securities Laws and in the case of the other Transaction Agreements, the consents, approvals, or authorizations identified in such agreements.

(l)

Each of the consolidated financial statements of the Parent contained in its Public Documents, including each Public Document filed after the date hereof until the Closing Date, (i) complies or, when filed, will comply as to form in all material respects with applicable Securities Laws, (b) has been or, when filed, will have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by applicable securities laws) and (c) fairly presents, or when filed will fairly present, in all material respects, the consolidated financial position of the Parent and its subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements may omit footnotes which are not required in unaudited financial statements and are subject to normal year end adjustments.

(m)

The Public Documents were, at their respective time of issue, filing or publication (except as subsequently amended or superseded by a filing prior to the date of this Subscription Agreement), true and correct in all material respects, contained no Misrepresentations and were prepared in accordance with and complied with the Securities Laws applicable to each such document.

(n)	The Corporation has complied, or will comply, with all applicable Securities Laws in connection with the issuance of the Subscription Receipts and the Additional Notes.

(o)	Parent is not in violation in any material respect of any of the rules and policies of the TSX, including the applicable listing requirements of the TSX.

12.	Termination

(a)

Termination by the Corporation or Subscriber. Either the Corporation or the Subscriber may terminate and cancel its obligations under this Subscription Agreement, without any liability on its part, if the condition set out in Section 4(a) is not satisfied on or before the Closing Date.

(b)	Termination by the Corporation. The Corporation may terminate and cancel its obligations under this Subscription Agreement, without any liability on its part, if the Purchase Agreement is terminated.

(c)	Termination by the Subscriber. The Subscriber may terminate and cancel its obligations under this Agreement, without any liability on its part, if:

(i)

the conditions to closing in favour of the Subscriber referred to in Section 4(a) and 4(b) above have not been satisfied on or before the Closing Date, and/or have, at any time and for any reason, become incapable of being satisfied by the Closing Date;

(ii)	the conditions to closing in favour of the Subscriber referred to in Section 5(b) above have not been satisfied on or before the Escrow End Date (as defined in the Subscription Receipt Indenture); or

(iii)

The rights of termination contained in this Section 12(c) may be exercised by the Subscriber and, subject to Section 12(d), are in addition to any other rights or remedies the Subscriber may have in respect of any default, act or failure to act of the Corporation in respect of any matters contemplated by this Subscription Agreement.

(d)

Notwithstanding any other provision hereof, should the Corporation or the Subscriber validly terminate this Agreement pursuant to, and in accordance with, this Section 12, the obligations of the Corporation and the Subscriber under this Agreement will terminate and there will be no further liability on the part of the Subscriber to the Corporation or on the part of the Corporation to the Subscriber hereunder (except for any liability of any party that exists at such time or that may arise thereafter pursuant to Section 13).

13.	Indemnification

(a)

The Corporation covenants and agrees to protect, indemnify and hold harmless the Subscriber for and on behalf of itself and for and on behalf of and in trust for each of its affiliates and its and their respective directors, officers, employees, agents, partners and shareholders from and against any and all losses, claims, damages, liabilities, costs or expenses caused or incurred:

(i)

by reason of or in any way arising, directly or indirectly, out of any order made or inquiry, investigation or proceeding commenced or threatened by any Securities Commission, or other competent authority in Canada or before or by any Governmental Entity, based upon or relating to the issuance of the Subscription Receipts or the Additional Notes or the other transactions contemplated in this Subscription Agreement including, without limitation, any actions taken or statements made by or on behalf of the Corporation in connection with the issuance of the Subscription Receipts or the Additional Notes or the other transactions contemplated in this Subscription Agreement;

(ii)

the non-compliance or alleged non-compliance by the Corporation with any requirement of applicable Securities Laws or any other applicable Laws in connection with the issuance of the Subscription Receipts or the Additional Notes or the other transactions contemplated in this Subscription Agreement; and/or

(iii)	by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of the Corporation contained herein.

(b)

The Subscriber covenants and agrees to protect, indemnify and hold harmless the Corporation for and on behalf of itself and for and on behalf of and in trust for each of its directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities, costs or expenses caused or incurred by reason of, or in any way arising, directly or indirectly, out of any breach or default of or under any representation, warranty, covenant or agreement of the Subscriber contained herein.

(c)

In the event that any claim, action, suit or proceeding, including, without limitation, any inquiry or investigation (whether formal or informal), is brought or instituted against any of the persons in respect of which indemnification is or might reasonably be considered to be provided for herein, such person (an “Indemnified Party”) will promptly notify the person from whom indemnification is being sought (being either the Corporation under Section 13(a) or the Subscriber under Section 13(b), as the case may be (the “Indemnifying Party”)) and the Indemnifying Party will promptly retain counsel who will be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such claim, action, suit or proceeding, and the Indemnifying Party will pay all of the reasonable fees and disbursements of such counsel relating to such claim, action, suit or proceeding.

(d)

In any such claim, action, suit or proceeding, the Indemnified Party will have the right to retain other counsel to act on his, her or its behalf, provided that the fees and disbursements of such other counsel will be paid by the Indemnified Party unless:

(i)	the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such other counsel; or

(ii)

the named parties to any such claim, action, suit or proceeding (including any added, third or impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (such as the availability of different defenses).

(e)

Subject to Section 13(d), it is understood and agreed that the Indemnifying Party will not, in connection with any such claim, action, suit or proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate legal firm for all Persons in respect of which indemnification is or might reasonably be considered to be provided for herein and such firm will be designated in writing by the Indemnified Party (on behalf of itself and its directors, officers, employees, agents and shareholders).

(f)

Notwithstanding anything herein contained, no Indemnified Party will agree to any settlement of any such claim, action, suit, proceeding, inquiry or investigation in respect of which indemnification is or might reasonably be considered to be provided for herein, unless the Indemnifying Party has consented in writing thereto, and the Indemnifying Party will not be liable for any settlement of any such claim, action, suit, proceeding, inquiry or investigation unless it has consented in writing thereto.

(g)

If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, will to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the act or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission provided, however, that no person guilty of fraudulent misrepresentation will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h)

The obligations of the Corporation and the Subscriber under this Section 13 will survive completion of any offerings described herein and the termination of this Subscription Agreement. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

14.	Governing Law

This Subscription Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party hereby unconditionally and irrevocably submits to the exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising out of this Subscription Agreement.

15.	Severability

If any provision of this Subscription Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect. The parties hereto agree to negotiate in good faith a substitute provision which will be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable. The invalidity or unenforceability of any provision in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

16.	Survival

This Subscription Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the Corporation and the Subscriber notwithstanding the completion of the purchase of the Subscription Receipts and Additional Notes by the Subscriber pursuant hereto and any subsequent disposition by the Subscriber of the Subscription Receipts or the Additional Notes.

17.	Further Assurances

Each of the parties hereto upon the request of the other party hereto, whether before or after the Closing Date, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

18.	Assignment

Neither the Subscriber nor the Corporation may assign or transfer this Subscription Agreement or any interest herein without the prior written consent of the other party.

19.	Enurement

This Subscription Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

20.	Waiver

Failure by any party hereto to insist in any one or more instances upon the strict performance of any one of the covenants or rights contained herein will not be construed as a waiver or relinquishment of such covenant. No waiver by either party hereto of any such covenant or right will be deemed to have been made unless expressed in writing and signed by the waiving party.

21.	Amendments

No term or provision hereof may be amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of the amendment, discharge or termination is sought.

22.	Entire Agreement

This Subscription Agreement, the non-disclosure agreement dated August 27, 2014 and any other agreements and other documents referred to herein and delivered in connection herewith, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

23.	Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

24.	Third Party Beneficiaries

The provisions of this Subscription Agreement are solely for the benefit of the parties hereto and the persons to whom their respective rights may be assigned in accordance with this Subscription Agreement.

25.	Counterparts

This Subscription Agreement may be signed in one or more counterparts, each of which once signed will be deemed to be an original. All such counterparts together will constitute one and the same instrument. Notwithstanding the date of execution of any counterpart, each counterpart will be deemed to bear the effective date first written above. This Subscription Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other means of electronic transmission, will be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

26.	Language

The parties hereby confirm their express wish that this document and all documents and agreements directly or indirectly related thereto be drawn up in English. Les parties aux présentes reconnaissent qu’à leur demande le présent document ainsi que tous les documents et conventions qui s’y rattachent directement ou indirectement sont rédigés en langue anglaise.

27.	Notice

(a)

Unless herein otherwise expressly provided, a notice to be given hereunder to the Corporation or the Subscriber will be validly given if delivered or if sent by registered letter, postage prepaid, or if sent by e-mail or facsimile transmission (if receipt of such e-mail or transmission is confirmed):

(i)	if to the Corporation:

Postmedia Network Inc.

365 Bloor Street East

12th Floor

Toronto, Ontario M4W 3L4

Attention:	Doug Lamb, Executive Vice President and Chief Financial Officer and Jeffrey Haar, Executive Vice President, Legal and General Counsel
E-mail:	dlamb@postmedia.com; jhaar@postmedia.com
Facsimile:	416-383-2463

(ii)	if to the Subscriber:

100 York Boulevard, Suite 550

Richmond Hill, Ontario

Attention:	Research Department
E-mail:	research@cansofunds.com
Facsimile:	905-881-1466

and any such notice delivered or sent in accordance with the foregoing will be deemed to have been received on the date of delivery, e-mail or facsimile transmission or, if mailed, on the second Business Day following the day of the mailing of the notice

(b)

Change of Address: The Corporation or the Subscriber, as the case may be, may from time to time notify the other in the manner provided in (a) of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of the Company or the Subscription Receipt Agent, as the case may be, for all purposes of this Agreement.

DATED this 6th day of October, 2014.

CANSO INVESTMENT COUNSEL LTD., acting on behalf of certain accounts managed by such entity

Per:	“Joe Morin”
Name: Joe Morin Title: Vice President

Address of Subscriber:	100 York Boulevard, Suite 550 Richmond Hill, Ontario

This subscription is accepted by the Corporation, as of this 6th day of October, 2014.

POSTMEDIA NETWORK INC.

Per:	“Doug Lamb”
Name: Doug Lamb Title: Executive Vice President and Chief Financial Officer

Per:	“Jeffrey Haar”
Name: Jeffrey Haar Title: Executive Vice President, Legal and General Counsel

SCHEDULE A

ACCREDITED INVESTOR CERTIFICATE

TO:	POSTMEDIA NETWORK INC.

In connection with the subscription for Subscription Receipts, the undersigned hereby represents and warrants that it has read the following definition of an “accredited investor” from NI 45-106 and certifies the undersigned is an accredited investor as indicated below (please check one):

☐ (a)	A Canadian financial institution or an authorized foreign bank listed in Schedule III of the Bank Act (Canada)

☐ (b)	The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)

☐ (c)	An association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act,

☐ (d)	A subsidiary of any person or company referred to in paragraphs (a) to (c) above, if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

☐ (e)	A person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐ (f)	An individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e) above

☐ (g)	The government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada

☐ (h)	A municipality, public board or commission in Canada

☐ (i)	Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government

☐ (j)	A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

☐ (k)	An individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds Cdn.$1,000,000

☐ (l)	An individual whose net income before taxes exceeded Cdn.$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded Cdn.$300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year

☐ (m)	A person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least Cdn.$5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements

☐ (n)	A mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors

☐ (o)	A mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts

☐ (p)	A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account

☐ (q)	A person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser

☐ (r)	A registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded

☐ (s)	An entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function

☐ (t)	A person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors

2

The foregoing representation is true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date and the date on which the Additional Notes are issued to the Subscriber pursuant to the terms of the Subscription Receipt Indenture. If such representation shall not be true and accurate prior to or at the Closing Date, the undersigned shall give immediate written notice of such fact to the Corporation.

DATED this          day of [—], 2014.

CANSO INVESTMENT COUNSEL LTD., acting on behalf of certain accounts managed by such entity

Per:
Name: Title:

3

SCHEDULE B

WIRE TRANSFER DETAILS

Subscription receipt funds:

Bank Name :	SCOTIABANK

Toronto Business Service Centre

20 Queen Street West

Toronto, Ontario M5H 3R3

Canada

Canadian Routing Code:	//CC000247696

SWIFT Code:	NOSCCATT

Bank Number :	002

Transit Number :	47696

Beneficiary Name :	Computershare Trust Company of Canada

Beneficiary Address :	100 University Avenue, 11th Floor

Toronto, Ontario, Canada M5J 2Y1

Beneficiary Account No. :	800020030813

SCHEDULE C

FORM OF SUBSCRIPTION RECEIPT INDENTURE

SCHEDULE D

FORM OF FIRST SUPPLEMENTAL INDENTURE

6378921